UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a Party other than the registrant ☐

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☐	Definitive proxy statement

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AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 10, 2013
Dear Autodesk Stockholder:
We encourage you to vote your shares for the upcoming Autodesk 2013 Annual Meeting of Stockholders to be held on Thursday, June 13, 2013, at 3:00 p.m., Pacific Time, at our San Francisco office, The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.
We hope that you will be able to attend this year's Annual Meeting. Whether or not you plan to attend the meeting, please ensure that you are represented by voting in advance. Voting by internet or telephone is fast, easy and secure. Voting is available, 24 hours a day, 7 days a week up until 8:59 P.M. Pacific Time, Wednesday, June 12, 2013.

Vote by Internet:

1.	Visit www.proxyvote.com

2.	Enter your control number that appears on the enclosed Vote Instruction Form in the box marked by the arrow --> [XXXX XXXX XXXX]

3.	Vote your shares
Vote by Phone:

1.	Call the toll-free number found on the enclosed Vote Instruction Form from a touch tone telephone and follow the instructions

2.	Enter your control number found on the enclosed Vote Instruction Form in the box marked by the arrow --> [XXXX XXXX XXXX]

3.	Vote your shares

Thank you for voting, your vote is important!